EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232
Hospitality Properties Trust Announces Second Quarter 2017 Results
Second Quarter Net Income Available for Common Shareholders of $0.37 Per Share
Second Quarter Normalized FFO Available for Common Shareholders of $1.06 Per Share

Newton, MA (August 9, 2017). Hospitality Properties Trust (Nasdaq: HPT) today announced its financial results for the quarter and six months ended June 30, 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$60,699	$50,895	$86,542	$97,780
Net income available for common shareholders per share	$0.37	$0.34	$0.53	$0.65
Adjusted EBITDA (1)	$220,297	$215,608	$414,873	$403,311
Normalized FFO available for common shareholders (1)	$173,604	$165,714	$322,411	$305,868
Normalized FFO available for common shareholders per share (1)	$1.06	$1.09	$1.96	$2.02

Portfolio Performance
Comparable hotel RevPAR	$101.97	$102.30	$95.60	$95.28
Change in comparable hotel RevPAR	(0.3%)	—	0.3%	—
RevPAR (all hotels)	$103.38	$103.59	$96.47	$96.11
Change in RevPAR (all hotels)	(0.2%)	—	0.4%	—
Coverage of HPT’s minimum returns and rents for hotels	1.26x	1.34x	1.07x	1.13x
Coverage of HPT's minimum rents for travel centers	1.62x	1.64x	1.41x	1.50x

(1)
Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA as adjusted, or Adjusted EBITDA, and net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders, and Normalized FFO available for common shareholders, for the three and six months ended June 30, 2017 and 2016 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today's announcement:

“HPT’s second quarter 2017 comparable hotel RevPAR declined by 0.3% compared to the same period last year due to various factors including a continued sluggish economy and room supply growth. Nonetheless, we had continued high occupancy, increases in average daily rate and solid coverage of our minimum returns. Also, our TA properties generated solid performance this quarter with both fuel and non-fuel margins increasing versus the same period last year and steady rent coverage despite rent increases of over 5%.”

Results for the Three and Six Months Ended June 30, 2017 and Recent Activities:

•
Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended June 30, 2017 was $60.7 million, or $0.37 per diluted share, compared to net income available for common shareholders of $50.9 million, or $0.34 per diluted share, for the quarter ended June 30, 2016. Net income available for common shareholders includes $17.8 million, or $0.11 per diluted share, and $25.9 million, or $0.17 per diluted share, of estimated business management incentive fee expense for the quarters ended June 30, 2017 and 2016, respectively. The weighted average number of diluted common shares outstanding was 164.2 million and 151.4 million for the quarters ended June 30, 2017 and 2016, respectively.

Net income available for common shareholders for the six months ended June 30, 2017 was $86.5 million, or $0.53 per diluted share, compared to net income available for common shareholders of $97.8 million, or $0.65 per diluted share, for the six months ended June 30, 2016. Net income available for common shareholders includes $37.4 million, or $0.23 per diluted share, and $31.2 million, or $0.21 per diluted share, of estimated business management incentive fee expense for the six months ended June 30, 2017 and 2016, respectively. Net income available for common shareholders for the six months ended June 30, 2017 was reduced by $9.9 million, or $0.06 per diluted share, for the amount by which the liquidation preference for HPT's 7.125% Series D cumulative redeemable preferred shares that were redeemed during the period exceeded the carrying value for those preferred shares as of the date of redemption. The weighted average number of diluted common shares outstanding was 164.2 million and 151.4 million for the six months ended June 30, 2017 and 2016, respectively.

•	Adjusted EBITDA: Adjusted EBITDA for the quarter ended June 30, 2017 compared to the same period in 2016 increased 2.2% to $220.3 million.

Adjusted EBITDA for the six months ended June 30, 2017 compared to the same period in 2016 increased 2.9% to $414.9 million.

•
Normalized FFO Available for Common Shareholders: Normalized FFO available for common shareholders for the quarter ended June 30, 2017 were $173.6 million, or $1.06 per diluted share, compared to Normalized FFO available for common shareholders of $165.7 million, or $1.09 per diluted share, for the quarter ended June 30, 2016.

Normalized FFO available for common shareholders for the six months ended June 30, 2017 were $322.4 million, or $1.96 per diluted share, compared to Normalized FFO available for common shareholders of $305.9 million, or $2.02 per diluted share, for the six months ended June 30, 2016.

•
Hotel RevPAR (comparable hotels): For the quarter ended June 30, 2017 compared to the same period in 2016 for HPT’s 305 hotels that were owned continuously since April 1, 2016: average daily rate, or ADR, increased 0.8% to $127.78; occupancy decreased 0.9 percentage points to 79.8%; and revenue per available room, or RevPAR, decreased 0.3% to $101.97.

For the six months ended June 30, 2017 compared to the same period in 2016 for HPT’s 302 hotels that were owned continuously since January 1, 2016: ADR increased 0.9% to $126.29; occupancy decreased 0.4 percentage points to 75.7%; and RevPAR increased 0.3% to $95.60.

•
Hotel RevPAR (all hotels): For the quarter ended June 30, 2017 compared to the same period in 2016 for HPT’s 310 hotels: ADR increased 0.8% to $129.55; occupancy decreased 0.8 percentage points to 79.8%; and RevPAR decreased 0.2% to $103.38.

For the six months ended June 30, 2017 compared to the same period in 2016 for HPT’s 310 hotels: ADR increased 0.8% to $127.78; occupancy decreased 0.3 percentage points to 75.5%; and RevPAR increased 0.4% to $96.47.

•
Coverage of Minimum Returns and Rents: For the quarter ended June 30, 2017, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels decreased to 1.26x from 1.34x for the quarter ended June 30, 2016.

For the six months ended June 30, 2017, the aggregate coverage ratio of (x) total hotel revenues minus all hotel expenses and FF&E reserve escrows which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels decreased to 1.07x from 1.13x for the six months ended June 30, 2016.

For the quarter ended June 30, 2017, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.62x from 1.64x for the quarter ended June 30, 2016.

For the six months ended June 30, 2017, the aggregate coverage ratio of (x) total travel center revenues less travel center expenses to (y) HPT’s minimum rent due from leased travel centers decreased to 1.41x from 1.50x for the six months ended June 30, 2016.

As of June 30, 2017, approximately 79% of HPT’s aggregate annual minimum returns and rents were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s operating agreements.

•
Recent Property Acquisition Activities: In May 2017, HPT acquired from TravelCenters of America LLC (Nasdaq: TA), or TA, a newly developed travel center located in Columbia, SC for a purchase price of $27.6 million, excluding acquisition related costs. HPT added this Petro branded travel center to its TA No. 4 lease.

In June 2017, HPT acquired the 389 room Chase Park Plaza Hotel located in St. Louis, MO for a purchase price of $87.6 million, excluding acquisition related costs. HPT converted this hotel to the Royal Sonesta hotel brand and added it to its management agreement with Sonesta International Hotels Corporation, or Sonesta.

Also in June 2017, HPT acquired the 495 room Crowne Plaza Ravinia hotel located in Atlanta, GA for a purchase price of $88.6 million, excluding acquisition related costs. HPT added this hotel to its management agreement with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

In July 2017, HPT entered into an agreement to acquire 14 extended stay hotels with 1,653 suites located in 12 states for a purchase price of $138.0 million, excluding acquisition related costs. HPT currently expects to complete this acquisition during the third quarter of 2017. HPT plans to re-brand these hotels to the Sonesta ES Suites brand and add them to its management agreement with Sonesta.

Also in July 2017, HPT entered into an agreement to acquire the 300 room Crowne Plaza hotel located in Charlotte, NC for a purchase price of $44.0 million, excluding acquisition related costs. HPT currently expects to complete this acquisition during the third quarter of 2017. HPT plans to add this hotel to its management agreement with InterContinental.

In August 2017, HPT acquired the 419 room Crowne Plaza & Lofts hotel located in Columbus, OH for a purchase price of $49.0 million, excluding acquisition related costs. HPT added this hotel to its management agreement with InterContinental.

•	Recent Property Disposition Activities:

In July 2017, HPT entered an agreement to sell its 143 room Country Inn & Suites hotel located in Naperville, IL for $6.6 million, excluding closing costs. HPT currently expects to complete this sale during the third quarter of 2017.

In August 2017, HPT sold its 159 room Radisson hotel located in Chandler, AZ for a sale price of $9.5 million, excluding closing costs.

•
Tenants and Managers: As of June 30, 2017, HPT had nine operating agreements with seven hotel operating companies for 310 hotels with 48,087 rooms, which represented 66% of HPT’s total annual minimum returns and rents, and five lease agreements with one travel center operating company for 199 travel centers, which represented 34% of HPT’s total annual minimum returns and rents.

•
Marriott Agreements: As of June 30, 2017, 122 of HPT’s hotels were operated by subsidiaries of Marriott International, Inc. (Nasdaq: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of $69.0 million as of June 30, 2017 (approximately $17.3 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flows after payment of operating expenses and funding of a FF&E reserve. During the three months ended June 30, 2017, HPT realized returns under its Marriott No. 1 agreement of $20.4 million. HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.4 million as of June 30, 2017 (approximately $26.6 million per quarter). During the three months ended June 30, 2017, HPT realized returns under its Marriott No. 234 agreement of $26.6 million. HPT’s Marriott No. 234 agreement is partially secured by a security deposit and a limited guarantee from Marriott; during the three months ended June 30, 2017, the available security deposit was replenished by $5.6 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period.  At June 30, 2017, the available security deposit from Marriott for the Marriott No. 234 agreement was $22.3 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls if and after the available security deposit is depleted. HPT's Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended June 30, 2017 of $2.5 million was paid to HPT.

•
InterContinental Agreement: As of June 30, 2017, 97 of HPT’s hotels were operated by subsidiaries of InterContinental under one agreement requiring annual minimum returns and rents to HPT of $181.5 million (approximately $45.4 million per quarter). During the three months ended June 30, 2017, HPT realized returns and rents under its InterContinental agreement of $46.9 million. HPT’s InterContinental agreement is partially secured by a security deposit. During the three months ended June 30, 2017, the available security deposit was replenished by $7.5 million from a share of hotel cash flows in excess of the minimum returns due to HPT for the period. In connection with the June 2017 acquisition of the Crowne Plaza hotel described above, InterContinental provided HPT with $7.1 million to supplement the existing security deposit. At June 30, 2017, the available InterContinental security deposit which HPT held to pay future payment shortfalls was $98.3 million.

•
Wyndham Agreement: As of June 30, 2017, 22 of HPT’s hotels were operated under a management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham, requiring annual minimum returns of $27.4 million as of June 30, 2017 (approximately $6.9 million per quarter).  HPT also leases 48 vacation units in one of the hotels to Wyndham Vacation Resorts, Inc., a subsidiary of Wyndham, which requires annual minimum rent of $1.4 million (approximately $0.4 million per quarter).  The guarantee provided by Wyndham with respect to the lease is unlimited.  The guarantee provided by Wyndham with respect to the management agreement is limited to $35.7 million and as of December 31, 2016, $1.1 million remained available to cover payment shortfalls of minimum returns due to HPT under the management agreement.  During the six months ended June 30, 2017, the hotels under this agreement generated cash flows that were less than the minimum returns due to HPT and the remaining guaranty was depleted. As of August 8, 2017, all amounts due to HPT under the management agreement and the lease have been paid to HPT.

•
Carlson Agreement: As of June 30, 2017, 11 of HPT's hotels were operated under a management agreement with Carlson Hotels Worldwide, or Carlson, that, prior to the amendment described below, was scheduled to expire in 2030 and required annual minimum returns of $12.9 million as of June 30, 2017 (approximately $3.2 million per quarter). Minimum returns due to HPT are partially guaranteed under the Carlson agreement. In June 2017, HPT amended its agreement with Carlson whereby HPT and Carlson agreed to pursue the sale of three hotels with an aggregate of 511 rooms and an aggregate net book value of $14.1 million as of June 30, 2017. As described above, HPT sold one of these hotels in August 2017 and entered into an agreement in July 2017 to sell a second of these hotels. The net proceeds from the sales of these three hotels will be used to fund certain renovations to the remaining hotels operated under the Carlson agreement and HPT has agreed to fund up to $35.0 million for renovation costs in excess of the net sales proceeds and available FF&E reserves for those remaining hotels. HPT 's annual minimum return and the limited guarantee cap under the Carlson agreement will increase by 8% of any amounts HPT funds (excluding the net sales proceeds described above). In addition, the initial term of the management agreement and the limited guarantee provided by Carlson were extended to December 31, 2035. The payments due to HPT under this agreement for the three months ended June 30, 2017 were paid to HPT.

•
Morgans Agreement: As of June 30, 2017, HPT leases one hotel to a subsidiary of Morgans Hotel Group Co., or Morgans, requiring annual minimum rent to HPT of $7.6 million as of June 30, 2017 (approximately $1.9 million per quarter). In December 2016, HPT advised Morgans that the closing of its merger with SBE Entertainment Group, LLC, or SBE, without HPT's consent was in violation of the Morgans agreement, and HPT filed an action in California for unlawful detainer against Morgans and SBE. HPT is in discussions with Morgans and SBE regarding this matter and is pursuing remedies, which may include terminating the Morgans agreement. As of August 8, 2017, all scheduled rent payments due to HPT under the lease have been paid.

•
Other Hotel Agreements: As of June 30, 2017, HPT’s remaining 57 hotels were operated under two agreements: one management agreement with Sonesta (35 hotels), requiring annual minimum returns of $97.1 million as of June 30, 2017 (approximately $24.3 million per quarter) and one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million as of June 30, 2017 (approximately $5.5 million per quarter). Minimum returns due to HPT are partially guaranteed under the Hyatt agreement. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns HPT receives under that agreement are limited to available hotel cash flows after payment of operating expenses. The payments due to HPT under these agreements for the three months ended June 30, 2017 were paid to HPT.

•
Travel Center Agreements: As of June 30, 2017, HPT’s 199 travel centers located along the U.S. Interstate Highway system were leased to TA under five lease agreements, which require aggregate annual minimum rents of $280.7 million (approximately $70.2 million per quarter). As of June 30, 2017, all payments due to HPT from TA under these leases were current.

Conference Call:

On Wednesday, August 9, 2017, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer and Treasurer, will host a conference call to discuss HPT's second quarter 2017 financial results.  The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Wednesday, August 16, 2017.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10110424.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s second quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Second Quarter 2017 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com. HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO available for common shareholders and Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
AS OF JUNE 30, 2017, APPROXIMATELY 79% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS WERE SECURED BY GUARANTEES OR SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, CERTAIN OF THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND ALL THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, WYNDHAM'S GUARANTEE OF THE MINIMUM RETURNS DUE FROM HPT'S HOTELS THAT ARE MANAGED BY WYNDHAM WAS DEPLETED AS OF JUNE 30, 2017. HPT DOES NOT KNOW WHETHER WYNDHAM WILL CONTINUE TO PAY THE MINIMUM RETURNS DUE TO HPT DESPITE THE DEPLETED GUARANTEE OR IF WYNDHAM WILL DEFAULT ON ITS PAYMENTS. THE BALANCE OF HPT’S ANNUAL MINIMUM RETURNS AND RENTS AS OF JUNE 30, 2017 WAS NOT GUARANTEED NOR DOES HPT HOLD A SECURITY DEPOSIT WITH RESPECT TO THOSE AMOUNTS. HPT CANNOT BE SURE OF THE FUTURE FINANCIAL PERFORMANCE OF HPT’S PROPERTIES AND WHETHER SUCH PERFORMANCE WILL COVER HPT’S MINIMUM RETURNS AND RENTS, WHETHER THE GUARANTEES OR SECURITY DEPOSITS WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS OR RENTS DUE TO HPT, OR REGARDING HPT’S MANAGERS’, TENANTS’ OR GUARANTORS’ FUTURE ACTIONS IF AND WHEN THE GUARANTEES AND SECURITY DEPOSITS EXPIRE OR ARE DEPLETED OR THEIR ABILITY OR WILLINGNESS TO PAY MINIMUM RETURNS AND RENTS OWED TO HPT. MOREOVER, THE SECURITY DEPOSITS HELD BY HPT ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•
MR. MURRAY NOTES IN THIS PRESS RELEASE THAT HPT'S COMPARABLE HOTEL REVPAR DECLINED 0.3% IN THE SECOND QUARTER OF 2017 DUE TO VARIOUS FACTORS AND THAT HPT'S TRAVEL CENTER PROPERTIES GENERATED SOLID PERFORMANCE FOR THE SECOND QUARTER. HPT'S COMPARABLE HOTEL REVPAR MAY DECLINE FURTHER IN FUTURE PERIODS AND HPT'S TRAVEL CENTER PERFORMANCE MAY DECLINE IN FUTURE PERIODS DUE TO VARIOUS FACTORS INCLUDING COMPETITIVE PRESSURES, CONTINUED OR INCREASED REDUCTIONS IN TRUCKING FREIGHT VOLUMES AND INCREASED FUEL EFFICIENCY OF TRUCK ENGINES AND ADOPTION OF ALTERNATIVE TRANSPORTATION TECHNOLOGIES IN THE TRUCKING INDUSTRY,

•
HPT HAS ADVISED MORGANS THAT THE CLOSING OF ITS MERGER WITH SBE WAS IN VIOLATION OF HPT'S AGREEMENT WITH MORGANS, HPT HAS FILED AN ACTION FOR UNLAWFUL DETAINER AGAINST MORGANS AND SBE TO COMPEL MORGANS AND SBE TO SURRENDER POSSESSION OF THE SAN FRANCISCO HOTEL WHICH MORGANS HISTORICALLY LEASED FROM HPT, AND HPT IS IN DISCUSSIONS WITH MORGANS AND SBE REGARDING THIS MATTER. THE OUTCOME OF THIS PENDING LITIGATION AND OF THESE DISCUSSIONS WITH MORGANS AND SBE IS NOT ASSURED, BUT HPT BELIEVES MORGANS MAY SURRENDER POSSESSION OF THIS HOTEL OR THAT THE COURT WILL DETERMINE THAT MORGANS AND SBE HAVE BREACHED THE HISTORICAL LEASE. HPT ALSO BELIEVES THAT THIS HOTEL MAY REQUIRE SUBSTANTIAL CAPITAL INVESTMENT TO REMAIN COMPETITIVE IN ITS MARKET. THE CONTINUATION OF THIS DISPUTE WITH MORGANS AND SBE REQUIRES HPT TO EXPEND LEGAL FEES AND HPT BELIEVES THE RESULT OF THIS DISPUTE MAY CAUSE SOME LOSS OF RENT AT LEAST UNTIL THIS HOTEL MAY BE RENOVATED AND OPERATIONS IMPROVE. LITIGATION AND DISPUTES WITH TENANTS OFTEN PRODUCE UNEXPECTED RESULTS AND HPT CAN PROVIDE NO ASSURANCE REGARDING THE RESULTS OF THIS DISPUTE,

•
HPT HAS ENTERED INTO AGREEMENTS TO ACQUIRE 15 HOTELS FOR AN AGGREGATE PURCHASE PRICE OF $182.0 MILLION, EXCLUDING ACQUISITION RELATED COSTS, AND HPT EXPECTS TO COMPLETE THESE TRANSACTIONS DURING THE THIRD QUARTER OF 2017 AND TO ADD THESE HOTELS TO ITS EXISTING MANAGEMENT AGREEMENTS WITH INTERCONTINENTAL AND SONESTA. THESE TRANSACTIONS ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED. AS A RESULT, THESE ACQUISITIONS

AND THE EXPECTED MANAGEMENT ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE,

•
HPT HAS ENTERED INTO AN AGREEMENT TO SELL A HOTEL FOR A SALES PRICE OF $6.6 MILLION, EXCLUDING CLOSING COSTS, AND HPT EXPECTS TO COMPLETE THIS TRANSACTION DURING THE THIRD QUARTER OF 2017. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED. AS A RESULT, THIS SALE MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE,

•
HPT AND CARLSON HAVE AGREED TO PURSUE THE SALE OF A THIRD HOTEL THAT CARLSON MANAGES. HOWEVER, HPT MAY NOT SUCCEED IN SELLING THIS HOTEL AND ANY SALE IT MAY COMPLETE MAY BE FOR A PRICE BELOW ITS CARRYING VALUE, AND

•
HPT AND CARLSON HAVE AGREED THAT THE NET PROCEEDS FROM THE SALE OF THREE HOTELS THEY HAVE AGREED TO PURSUE SELLING WILL BE USED TO FUND CERTAIN RENOVATIONS AT CERTAIN OF THE REMAINING HOTELS CARLSON MANAGES FOR HPT. HPT HAS ALSO AGREED TO FUND AN ADDITIONAL $35 MILLION FOR RENOVATION COSTS FOR THOSE OTHER CARLSON MANAGED HOTELS IN EXCESS OF THE NET SALES PROCEEDS FROM THE SALES OF THE THREE HOTELS AND AVAILABLE FF&E RESERVES. THE COMMITMENT TO FUND RENOVATIONS MAY IMPLY AN EXPECTATION THAT THE OPERATING RESULTS OF THE APPLICABLE HOTELS WILL IMPROVE AS A RESULT OF THOSE RENOVATIONS. HOWEVER, HPT CANNOT BE SURE THAT THE PERFORMANCE OF THOSE HOTELS WOULD IMPROVE AND THEY COULD DECLINE WHILE THE RENOVATIONS ARE BEING PERFORMED AND THEREAFTER. FURTHER, THE COSTS TO COMPLETE THE RENOVATIONS COULD BE GREATER, AND THE TIME TO COMPLETE THE RENOVATIONS COULD TAKE LONGER, THAN EXPECTED. IN ADDITION, ANY IMPROVED RESULTS OF THE RENOVATED HOTELS MAY NOT OFFSET THE RENOVATION COSTS OR OTHERWISE GENERATE THE EXPECTED RETURNS.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Hotel operating revenues (1)	$488,477	$471,910	$896,064	$868,413
Rental income (2)	80,971	77,293	160,759	153,552
FF&E reserve income (3)	1,155	1,096	2,382	2,452
Total revenues	570,603	550,299	1,059,205	1,024,417

Expenses:
Hotel operating expenses (1)	339,549	324,922	622,272	601,227
Depreciation and amortization	95,155	88,782	188,606	176,053
General and administrative (4)	30,347	37,365	62,693	53,388
Acquisition related costs (5)	—	117	—	729
Total expenses	465,051	451,186	873,571	831,397

Operating income	105,552	99,113	185,634	193,020

Dividend income	626	749	1,252	749
Interest income	122	40	379	138
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $2,194, $2,127, $4,346 and $3,993, respectively)	(45,189)	(41,698)	(88,755)	(83,284)
Loss on early extinguishment of debt (6)	—	—	—	(70)
Income before income taxes and equity in earnings of an investee	61,111	58,204	98,510	110,553
Income tax expense	(786)	(2,160)	(1,142)	(2,535)
Equity in earnings of an investee	374	17	502	94
Net income	60,699	56,061	97,870	108,112
Preferred distributions	—	(5,166)	(1,435)	(10,332)
Excess of liquidation preference over carrying value of preferred shares redeemed (7)	—	—	(9,893)	—
Net income available for common shareholders	$60,699	$50,895	$86,542	$97,780

Weighted average common shares outstanding (basic)	164,123	151,408	164,121	151,405
Weighted average common shares outstanding (diluted)	164,165	151,442	164,157	151,428

Net income available for common shareholders per common share (basic and diluted)	$0.37	$0.34	$0.53	$0.65

See Notes on pages 11 and 12

HOSPITALITY PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS,
NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA
(amounts in thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (8)
Net income available for common shareholders	$60,699	$50,895	$86,542	$97,780
Add: Depreciation and amortization	95,155	88,782	188,606	176,053
FFO available for common shareholders	155,854	139,677	275,148	273,833
Add: Acquisition related costs (5)	—	117	—	729
Estimated business management incentive fees (4)	17,750	25,920	37,370	31,236
Loss on early extinguishment of debt (6)	—	—	—	70
Excess of liquidation preference over carrying value of preferred shares redeemed (7)	—	—	9,893	—
Normalized FFO available for common shareholders	$173,604	$165,714	$322,411	$305,868

Weighted average common shares outstanding (basic)	164,123	151,408	164,121	151,405
Weighted average common shares outstanding (diluted)	164,165	151,442	164,157	151,428

Basic and diluted per common share amounts:
FFO available for common shareholders	$0.95	$0.92	$1.68	$1.81
Normalized FFO available for common shareholders	$1.06	$1.09	$1.96	$2.02
Distributions declared per share	$0.52	$0.51	$1.03	$1.01

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of EBITDA and Adjusted EBITDA: (9)
Net income	$60,699	$56,061	$97,870	$108,112
Add: Interest expense	45,189	41,698	88,755	83,284
Income tax expense	786	2,160	1,142	2,535
Depreciation and amortization	95,155	88,782	188,606	176,053
EBITDA	201,829	188,701	376,373	369,984
Add: Acquisition related costs (5)	—	117	—	729
General and administrative expense paid in common shares (10)	718	870	1,130	1,292
Estimated business management incentive fees (4)	17,750	25,920	37,370	31,236
Loss on early extinguishment of debt (6)	—	—	—	70
Adjusted EBITDA	$220,297	$215,608	$414,873	$403,311

See Notes on pages 11 and 12

(1)
At June 30, 2017, HPT owned 310 hotels; 307 of these hotels were managed by hotel operating companies and three hotels were leased to hotel operating companies. At June 30, 2017, HPT also owned 199 travel centers; all 199 of these travel centers were leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. The net operating results of HPT’s managed hotel portfolios exceeded the minimum returns due to HPT in both the three months ended June 30, 2017 and 2016. Certain of HPT's managed hotels had net operating results that were, in the aggregate, $14,299 and $11,544 less than the minimum returns due to HPT in the six months ended June 30, 2017 and 2016, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. There was no reduction to hotel operating expenses in the three months ended June 30, 2017 or 2016 and reductions of $3,716 and $1,766 in the six months ended June 30, 2017 and 2016, respectively, as a result of such fundings. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $10,583 and $9,778 in the six months ended June 30, 2017 and 2016, respectively, which represent the unguaranteed portions of HPT's minimum returns from Sonesta. Certain of HPT’s managed hotel portfolios had net operating results that were, in the aggregate, $36,559 and $43,440 more than the minimum returns due to HPT in the three months ended June 30, 2017 and 2016, respectively, and $36,724 and $46,918 more than the minimum returns due to HPT in the six months ended June 30, 2017 and 2016, respectively. Certain guarantees to HPT and security deposits held by HPT may be replenished by a share of these excess cash flows from the applicable hotel operations pursuant to the terms of the respective operating agreements or the guarantees. When these guarantees and security deposits are replenished by cash flows from hotel operations, HPT reflects such replenishments in its condensed consolidated statements of income as an increase to hotel operating expenses.  Hotel operating expenses were increased by $14,682 and $20,057 in the three months ended June 30, 2017 and 2016, respectively, and $13,240 and $19,968 in the six months ended June 30, 2017 and 2016, respectively, as a result of such replenishments.

(2)
Rental income includes $3,113 and $3,693 in the three months ended June 30, 2017 and 2016, respectively, and $6,121 and $7,445 in the six months ended June 30, 2017 and 2016, respectively, of adjustments necessary to record scheduled rent increases under certain of HPT’s leases, the deferred rent obligations under HPT’s travel center leases and the estimated future payments to HPT under its travel center leases for the cost of removing underground storage tanks on a straight line basis.

(3)
Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its tenants into the escrow accounts under its hotel leases as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)
Incentive fees under HPT’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in HPT’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although HPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders or Adjusted EBITDA until the fourth quarter, which is when the business management incentive fee expense amount for the year, if any, is determined. Net income includes $17,750 and $25,920 of estimated business management incentive fee expense in the three months ended June 30, 2017 and 2016, respectively, and $37,370 and $31,236 of estimated business management incentive fee expense in the six months ended June 30, 2017 and 2016, respectively.

(5)	Represents costs associated with HPT’s acquisition activities. Acquisition costs incurred during the 2017 periods have been capitalized in purchase accounting pursuant to a change in GAAP.

(6)	HPT recorded a loss on early extinguishment of debt of $70 in the six months ended June 30, 2016, in connection with the redemption of certain senior unsecured notes.

(7)
On February 10, 2017, HPT redeemed all 11,600,000 of its outstanding 7.125% Series D cumulative redeemable preferred shares at the stated liquidation preference of $25.00 per share plus accrued and unpaid distributions to the date of redemption (an aggregate of $291,435). The liquidation preference of the redeemed shares exceeded the carrying amount for the redeemed shares as of the date of redemption by $9,893, or $0.06 per share, and HPT reduced net income available to common shareholders in the six months ended June 30, 2017 by that excess amount.

(8)
HPT calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above.  FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO available for common shareholders because HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and HPT excludes excess of liquidation preference over carrying value of preferred shares redeemed, acquisition related costs expensed under GAAP and loss on early extinguishment of debt.  HPT considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for common shareholders and operating income.  HPT believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s qualification for taxation as a REIT, limitations in its credit agreement and public debt covenants, the availability to HPT of debt and equity capital, HPT’s expectation of its future capital requirements and operating performance and

HPT’s expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income available for common shareholders or operating income as indicators of HPT’s operating performance or as measures of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than HPT does.

(9)
HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate supplemental measures of its operating performance, along with net income, net income available for common shareholders and operating income. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with HPT’s past operating performance. In calculating Adjusted EBITDA, HPT includes business management incentive fees only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of HPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of operating performance or as measures of HPT’s liquidity.  These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in HPT’s condensed consolidated statements of income.  Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(10)	Amounts represent the equity compensation for HPT’s trustees, its officers and certain other employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2017	2016
ASSETS

Real estate properties:
Land	$1,627,010	$1,566,630
Buildings, improvements and equipment	7,487,816	7,156,759
Total real estate properties, gross	9,114,826	8,723,389
Accumulated depreciation	(2,647,568)	(2,513,996)
Total real estate properties, net	6,467,258	6,209,393
Cash and cash equivalents	49,670	10,896
Restricted cash (FF&E reserve escrow)	58,911	60,456
Due from related persons	71,741	65,332
Other assets, net	325,868	288,151
Total assets	$6,973,448	$6,634,228

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$278,000	$191,000
Unsecured term loan, net	398,753	398,421
Senior unsecured notes, net	3,162,275	2,565,908
Convertible senior unsecured notes	—	8,478
Security deposits	120,757	89,338
Accounts payable and other liabilities	190,017	188,053
Due to related persons	43,448	58,475
Dividends payable	—	5,166
Total liabilities	4,193,250	3,504,839

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; zero and 11,600,000 shares issued and outstanding, respectively, aggregate liquidation preference of zero and $290,000, respectively	—	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 164,282,700 and 164,268,199 shares issued and outstanding, respectively	1,643	1,643
Additional paid in capital	4,540,414	4,539,673
Cumulative net income	3,192,744	3,104,767
Cumulative other comprehensive income	52,412	39,583
Cumulative preferred distributions	(343,412)	(341,977)
Cumulative common distributions	(4,663,603)	(4,494,407)
Total shareholders’ equity	2,780,198	3,129,389
Total liabilities and shareholders’ equity	$6,973,448	$6,634,228